SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2009

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2009 Sigma-Aldrich issued a press release announcing the appointment of Michael Kanan as Vice President and Corporate Controller. Mr. Kanan (age 46), joined Sigma-Aldrich effective April 13, 2009 and reports to Rakesh Sachdev, Vice President and Chief Financial Officer. He succeeds Karen Miller who was recently promoted to Vice President-Strategy Corporate Development. Mr. Kanan also replaces Ms. Miller as Sigma-Aldrich’s Principal Accounting Officer as defined by the Securities and Exchange Commission (SEC).

Prior to his appointment at Sigma-Aldrich, Mr. Kanan was employed by ArvinMeritor, a $7 billion Fortune 500 global manufacturer of commercial and light vehicle systems, most recently as Vice President Finance-Light Vehicle Systems since 2006. His prior experience at ArvinMeritor includes five years as Vice President and Assistant Corporate Controller from 2001 to 2006. Mr. Kanan earned his Bachelor of Arts degree in Accounting from Michigan State University.

Mr. Kanan will receive annual base pay of $250,000 and a $15,000 annual car allowance. In 2009, he will be eligible to participate in the Company’s Cash Bonus Plan at a target level of 35% of base salary. The Cash Bonus Plan is described fully under the caption “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Bonus” in the 2009 Company’s Proxy Statement filed March 13, 2009 with the Securities and Exchange Commission (SEC), which description is incorporated by reference herein. He will also be eligible to participate in the Company’s Long-Term Incentive plan, which is described under the caption “Compensation Discussion & Analysis – Elements of Compensation – Long-Term Incentives” in the 2009 Company’s Proxy Statement, which description is incorporated by reference herein. Beginning with the 2010 grant, he will receive annual equity grants targeted to achieve a value of approximately $200,000 in the form of stock options and performance shares. The Cash Bonus Plan and the Long-Term Incentive Plan documents have been filed as exhibits 10 (t) and 10 (u), respectively, to the Sigma-Aldrich Form 10-K, filed on February 27, 2009 with the SEC.

On April 13, 2009, in consideration of compensation forfeited due to his resignation from his prior employer, the Company awarded Mr. Kanan a one-time equity grant with a target value of $200,000. One half (50%) of the value was provided by 7,800 stock options with a ten-year life that vest in equal thirds on the anniversary of each of his first three years of employment. The remaining one half (50%) of the value was provided in 2,700 performance shares which vest on achievement of three-year performance targets as detailed in the 2009 Performance Share Program, for which the targets are described in the Company’s 2009 Proxy Statement, as referred to above.

Mr. Kanan has signed the Company’s standard form of change in control agreement applicable to executive officers other than the chief executive officer, the terms of which are described under the caption “Employment Agreements – Change in Control Agreements with Dr. Nagarkatti and Other Named Executive Officers” in the Company’s 2009 Proxy Statement, which description is incorporated by reference herein. The only difference in Mr. Kanan’s agreement from the one described for Other Named Executives is the targeted benefit amount provided. The change in control agreement provided Mr. Kanan with benefits equal to two times base salary and target bonus subject to all applicable taxes (no gross-up) during a two-year non-compete period. The form is filed as exhibit 10 (s) of the Sigma-Aldrich Form 10-K, filed on February 27, 2009 with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued April 10, 2009 - Sigma-Aldrich Announces Appointment Of Michael Kanan As Vice President And Corporate Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2009

SIGMA-ALDRICH CORPORATION

By:	/s/ Rakesh Sachdev
Rakesh Sachdev, Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued April 10, 2009 - SIGMA-ALDRICH ANNOUNCES APPOINTMENT OF MICHAEL KANAN AS VICE PRESIDENT AND CORPORATE CONTROLLER.